SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Criticare Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	39-1501563

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20925 Crossroads Circle, Suite 100 Waukesha, Wisconsin	53186

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [    ]

Securities Act registration statement file number to which this form relates:   ___________.
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $.04 par value (together with associated Preferred Stock Purchase Rights)	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

            The description of the Registrant's common stock, par value $0.04 per share (the "Common Stock"), registered hereby is incorporated by reference to the description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed on July 22, 1987 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and including any amendment or report filed for the purpose of updating such description. The description of the Registrant's Preferred Stock Purchase Rights set forth in the Registrant's Registration Statement on Form 8-A filed on April 18, 1997 with the Securities and Exchange Commission under the Securities Exchange Act of 1934 is also incorporated by reference.

Item 2.  Exhibits.

1.   Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registration Statement on Form S-1, Registration No. 33-13050).

2.   By-Laws of the Registrant (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

3.   Specimen Common Stock certificate (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.   Rights Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K filed on April 18, 1997).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CRITICARE SYSTEMS, INC.

Date: December 17, 2003	BY	/s/ Michael J. Sallmann

Michael J. Sallmann, Vice President - Finance

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